Consent of Independent Registered Public Accounting Firm


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 13 to Registration Statement File No. 333-81501 on Form N-4 (the "Registration Statement") of (1) our report dated March 31, 2005 relating to the financial statements of Separate Account A of AXA Equitable Life Insurance Company for the year ended December 31, 2004, and (2) our report dated March 31, 2005 relating to the consolidated financial statements of AXA Equitable Life Insurance Company for the year ended December 31, 2004. We also consent to the incorporation by reference in the Prospectus of our reports dated March 31, 2005 appearing on page F-1 and page F-55 of AXA Equitable Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the headings "About our independent registered public accounting firm" in the Prospectus and "Custodian and independent registered public accounting firm" in the Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP
New York, New York
April 21, 2005